Exhibit 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
     ALLTEL Corporation:

We hereby consent to the incorporation by reference of our report dated
January 16, 1998, with respect to the Chicago SMSA Limited Partnership, included in this Form 8-K/A, into ALLTEL Corporation's previously filed Registration Statements, File Nos. 2-99523, 33-35343, 33-48476, 33-54175, 33-56291 and
33-65199. Such Chicago SMSA Limited Partnership financial statements are not included separately in this Form 8-K/A.

                                                  /s/ARTHUR ANDERSEN LLP

Chicago, Illinois
March 2, 1999

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